Exhibit 99.1

VYNE Therapeutics Reports Year-End 2021 Financial Results and Provides Corporate Update

FMX114 demonstrated preliminary clinical safety and pharmacokinetics in Phase 1b study

VYN201 shows promising preclinical data in 3 well-established and validated inflammation models

BRIDGEWATER, N.J., March 17, 2022 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”), a biopharmaceutical company developing proprietary, innovative, and differentiated therapies for the treatment of immuno-inflammatory conditions, today announced financial results for the fourth quarter and year ended December 31, 2021 and provided a business update.

“2021 was a transformative year for VYNE, we have made significant progress on our strategic focus to develop novel therapies for immuno-inflammatory conditions, leveraging our core drug development competencies. We completed the divestiture of our topical minocycline MST franchise in January, reported positive Phase 1b safety data for FMX114 and released a series of promising preclinical data for our InhiBETTM inhibitor platform,” said David Domzalski, CEO of VYNE.

“We have several important milestones slated throughout the remainder of 2022 for our three novel immuno-inflammatory pipeline programs, FMX114, VYN201 and VYN202,” continued Mr. Domzalski. “We plan to report Phase 2a safety and efficacy results in the second quarter. Next, we plan to initiate our first in-human clinical study for VYN201 in the second half of this year, followed by exercising of the option and an IND filing for VYN202. We look forward to updating shareholders on our progress throughout the year.”

Pipeline Updates:

FMX114 - FMX114 is a topical, non-steroidal investigational therapy, and if approved, is believed to be the first topical combination drug for the treatment of mild-to-moderate atopic dermatitis (“AD”). FMX114 combines the JAK inhibitor, tofacitinib, with the Sphingosine-1 receptor modulator, fingolimod, with the intent of taking a multi-targeted approach to address inflammation in the skin while minimizing systemic exposure.

VYNE has reported the results of preclinical studies and Phase 1b safety and pharmacology data. These data support VYNE's product design objectives for FMX114.

•	In a preclinical model of AD, FMX114 demonstrated comparable efficacy to a commonly used potent topical steroid, triamcinolone as measured by the reduction in modified atopic dermatitis index score (mADI), with improved dermal tolerability as measured by animal body weight.

•	VYNE is conducting a randomized, double-blinded Phase 1b/2a study to compare the safety and efficacy of FMX114 gel with vehicle gel. In January, VYNE announced results from the Phase 1b segment of the study (n=4) in which FMX114 was generally well-tolerated and demonstrated acceptable pharmacokinetics, evidenced by substantially lower systemic bioavailability of JAK inhibitor (tofacitinib) and S1P receptor modulator (fingolimod) in the topical formulation compared to oral equivalents.

•	VYNE expects to release top line Phase 2a safety and efficacy results in the second quarter of 2022.

VYN201 - VYN201 is a locally administered pan-bromodomain BET inhibitor, designed as a "soft" drug to address diseases involving multiple, diverse inflammatory cell signaling pathways while providing low systemic exposure.

VYNE is evaluating VYN201 in several well-established preclinical models across a range of potential immuno-inflammatory therapeutic areas. To date, VYN201 has demonstrated significant improvement in inflammation scores and reduction in inflammatory biomarker levels, while maintaining good tolerability in animals. We believe that these data outlined below suggest potential broad utility for VYN201.

•	TH17 Inflammation Model – VYN201 treatment significantly reduced composite scores of inflammation severity compared to vehicle and a super-potent topical steroid, clobetasol. VYN201 also produced a dose dependent reduction in pro-inflammatory cytokines relevant to TH17-mediated autoimmune diseases. Based on an assessment of body weight and skin physiology, VYN201 appeared well-tolerated.

•	Fibrotic Tissue Model – VYN201 significantly improved global lesion severity with significantly lower fibrosis compared to vehicle and the negative control, hydroalcoholic gel.

•	Vitiligo Model – VYN201 at each of the 0.1% and 1% concentrations demonstrated a statistically significant improvement in reducing melanocyte loss and lowering key inflammatory biomarkers (MMP-9 and soluble E-cadherin), both hallmarks of vitiligo, when compared to vehicle. VYN201 significantly upregulated the WNT signaling pathway (an indicator of melanocyte regeneration) with a 10-fold increase at the higher dose (1% concentration). VYN201 0.1% and 1% were also numerically superior to the active control, ruxolitinib cream, 1.5%.

VYN202 - VYN202 is a highly selective oral BET inhibitor designed to selectively bind to bromodomain 2 (“BD2”) and is being developed for the potential treatment of major immuno-inflammatory diseases. VYNE is working with its license partner, In4Derm Limited, to develop and select a lead candidate. Following candidate selection, VYNE intends to exercise its option for this molecule and initiate IND-enabling studies.

Upcoming Anticipated Milestones:

•	FMX114: Presentation of Phase 2a top line results: Second quarter 2022

•	VYN201: Selection of initial clinical indication, IND submission and first patient enrollment: Second half 2022

•	VYN202: Selection of a lead candidate and IND submission: 2022

Select Corporate and Financial Highlights:

•	In August 2021, VYNE prepaid, in full, $35.0 million of outstanding debt

•	In August 2021, VYNE entered into licensing arrangements with In4Derm Limited with respect to In4Derm’s BET inhibitor compounds

•	In January 2022, VYNE divested its Molecule Stabilizing Technology franchise, including AMZEEQ, ZILXI, and FCD105, to Journey Medical Corporation (the “Sale”). VYNE received an upfront payment of $20.0 million and will receive an additional $5.0 million on the one-year anniversary of the closing of the transaction. VYNE is also eligible to receive sales milestone payments of up to $450.0 million in the aggregate upon the achievement of specified levels of net sales on a product-by-product basis, beginning with annual net sales exceeding $100.0 million (with products covered in three categories (1) AMZEEQ (and certain modifications), (2) ZILXI (and certain modifications), and (3) FCD105 and other products covered by the patents being transferred, including certain modifications). In addition, we are entitled to receive certain payments from any licensing or sublicensing of the assets by Journey outside of the United States.

•	In March 2022, VYNE entered into a purchase agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”), a Chicago-based institution, pursuant to which VYNE has the right, but not the obligation, to sell to Lincoln Park up to $30.0 million of shares of common stock over the 36-month term, subject to terms and conditions set forth in the agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of VYNE’s common stock. A description of the purchase agreement is set forth in the Company's Current Report on Form 8-K, which the Company filed with the SEC on March 15, 2022.

(In thousands, except per share amounts)	Three months ended December 31		Year ended December 31
	2021	2020	2021	2020
Total Revenues	$2,292	$4,286	$14,755	$20,993
Net Loss	$(11,570)	$(23,181)	$(73,329)	$(255,568)
Basic and diluted Net Loss per Share	$(0.22)	$(0.55)	$(1.42)	$(7.88)
Adjusted Net Loss*	$(10,145)	$(18,127)	$(65,156)	$(96,296)
Adjusted basic and diluted Net Loss per Share*	$(0.20)	$(0.43)	$(1.26)	$(2.97)

* See "Note Regarding the Use of Non-GAAP Financial Measures" elsewhere in this earnings release.

Cash and Cash Equivalents

•	As of December 31, 2021, VYNE had aggregate cash, cash equivalents and restricted cash of $42.9 million. Additionally, VYNE received proceeds of $20.0 million less total estimated transaction costs ranging from $4.0 million to $5.0 million from the sale of MST franchise in January 2022 and is entitled to receive an additional $5.0 million deferred payment in January 2023.

•	VYNE currently anticipates that its cash, cash equivalents and restricted cash as of December 31, 2021 and proceeds from the Sale will be sufficient to fund its operations through December 31, 2022, without giving effect to any potential business development transactions or financing activities. See Note 1 to the Company’s audited consolidated financial statements included in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2021 for additional discussion on liquidity.

Financial Results for the Year Ended December 31, 2021

Revenues. Revenues for the year ended December 31, 2021 were $14.8 million as compared to $21.0 million for the comparable period in 2020.

For the year ended December 31, 2021, revenue consisted of $13.8 million of product sales and $0.9 million of royalty revenue. For the year ended December 31, 2020, revenues consisted of $10.2 million of product sales, $10.0 million of license revenue, and $0.8 million of royalty revenue.

Revenue in both periods was primarily attributable to the MST franchise which the Company divested in January 2022.

Cost of Goods Sold. Cost of goods sold was $3.3 million for the year ended December 31, 2021 compared to $1.4 million for the comparable period in 2020. The increase in cost of goods sold was related to the MST franchise, which the Company divested in January 2022.

Research and Development Expenses. Research and development expenses for the year ended December 31, 2021 were $25.0 million as compared to $43.5 million for the comparable period in 2020. The decrease was primarily associated with a reduction in employee related expenses and a focus on earlier-stage development programs, which lowered clinical trial and manufacturing costs in 2021.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 2021 were $54.5 million compared to $89.5 million for the comparable period in 2020. The decrease was driven by higher employee, corporate and professional costs incurred in 2020 following the merger of Foamix Pharmaceuticals Ltd. and Menlo Therapeutics Inc. (the “Merger”) in March 2020, which were eliminated or reduced in 2021. The decrease in employee related expenses in 2021 was also due to a reduction in workforce resulting from the decision to sell the MST franchise.

Goodwill and in-process research and development impairments. During 2020, the Company recorded goodwill and in-process research & development impairments of $54.3 million due to the failed clinical trials for serlopitant for the treatment of pruritus associated with prurigo nodularis. No impairments were recorded in the year ended December 31, 2021.

Contingent Stock Right Remeasurement. In connection with the Merger, the Company entered into a contingent stock right agreement that called for the issuance of additional shares of the Company’s common stock to legacy Foamix shareholders upon negative data from the Phase 3 prurigo nodularis trials. Since the trials did not meet the milestones outlined per the agreement, the contingent stock rights were remeasured, resulting in an expense of $84.7 million in the year ended December 31, 2020. No such expense occurred in the year ended December 31, 2021.

Net loss/Net loss per share. The Net loss and Net loss per share for the year ended December 31, 2021 was $73.3 million and $1.42 compared to $255.6 million and $7.88 for the comparable period in 2020.

About FMX114

FMX114 is VYNE’s proprietary investigational combination gel formulation of tofacitinib and fingolimod. The product is being developed to address both the source and cause of inflammation in AD by developing a distinct combination of tofacitinib (a Janus kinase inhibitor) that acts with cells to reduce inflammation by inhibiting cytokine release from inflammatory cells) and fingolimod (a Sphingosine 1-phosphate receptor modulator) that acts outside of cells to reduce inflammation by inhibiting migration of inflammatory cells. In addition, fingolimod may also directly support skin barrier recover by upregulating filaggrin. FMX114 has the potential to be the first topical combination product for the treatment of AD as well as the first topical product in clinical development that utilizes the sphingosine 1-phosphate receptor modulation mode of action.

About Bromodomain and Extra-Terminal Domain (BET) Inhibitors

BET proteins play a key role in regulating gene transcription via epigenetic interactions (“reading”), and recent research has determined a key role for these BET proteins in regulating B cell and T cell activation and subsequent inflammatory processes. As epigenetic readers, BET proteins regulate the recruitment of transcriptional factors that are key to the production of several pro-inflammatory cytokines. Inhibiting BET proteins blocks cytokine transcription, and therefore may have significant therapeutic potential across a wide variety of immuno-inflammatory/fibrotic and myeloproliferative neoplastic disorders. A locally administered pan-BET inhibitor has the possibility to positively impact diseases involving multiple, diverse inflammatory cell signaling pathways that are active in many immune-inflammatory diseases.

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative, and differentiated therapies for the treatment of immuno-inflammatory conditions. The Company’s unique and proprietary pipeline includes FMX114 for the potential treatment of mild-to-moderate atopic dermatitis, and access to a library of bromodomain & extra-terminal (BET) domain inhibitors licensed from In4Derm Limited. The BET inhibitor platform includes lead programs VYN201 (pan-BETi) and VYN202 (selective-BETi) and access to a library of (BET) domain inhibitors for the potential treatment of immuno-inflammatory conditions.

For more information about VYNE Therapeutics Inc. or its investigational products, visit www.vynetherapeutics.com. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

In4Derm Limited is a spin-out of the University of Dundee’s School of Life Sciences

Investor Relations:

John Fraunces

LifeSci Advisors, LLC

917-355-2395

jfraunces@lifesciadvisors.com

Tyler Zeronda

VYNE Therapeutics Inc.

908-458-9106

Tyler.Zeronda@VYNEtx.com

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the development of VYNE’s product candidates and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the timing, outcome and cost of preclinical and clinical trials for current and future product candidates; determination by the FDA that results from VYNE’s preclinical and clinical trials are not sufficient to support registration or marketing approval of product candidates; adverse events associated with the development and commercialization of VYNE’s product candidates; the COVID-19 pandemic and its impact on our business operations and liquidity, including our ability to progress a preclinical or clinical trial; the size of the markets in which we compete; the potential patient base and commercial potential of VYNE’s product candidates; risks of potential litigation by third-parties regarding infringement of third-party intellectual property; risks that VYNE’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; competition in the markets in which we compete; inability to raise additional capital on favorable terms or at all; VYNE’s ability to recruit and retain key employees; and VYNE’s ability to stay in compliance with applicable laws, rules and regulations, including Nasdaq’s continued listing rules. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

VYNE THERAPEUTICS INC.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except per share data)

(Unaudited)

	December 31	December 31
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$42,250	$57,563
Restricted cash	605	855
Investment in marketable securities	—	1,027
Trade receivables, net of allowances	7,583	15,819
Inventory	7,291	7,404
Prepaid and other assets	5,119	4,591
Operating lease right of use asset	338	—
Total Current Assets	63,186	87,259
Property and equipment, net	354	555
Operating lease right-of-use assets	—	1,583
Prepaid and other assets	3,506	4,345
Total Assets	$67,046	$93,742

Liabilities and shareholders’ equity
Current Liabilities:
Trade payables	$6,510	$4,780
Accrued expenses	8,593	11,452
Employee related obligations	2,752	4,360
Liability for employee severance benefits	206	312
Operating lease liabilities	349	757
Other	—	104
Total Current Liabilities	18,410	21,765
Operating lease liabilities	—	853
Long-term debt	—	33,174
Other liabilities	—	457
Total Liabilities	18,410	56,249
Commitments and Contingencies	—	—
Shareholders' Equity:
Preferred stock: $0.0001 par value; 20,000,000 shares authorized at December 31, 2021 and December 31, 2020, respectively; no shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Common stock: $0.0001 par value; 150,000,000 shares and 75,000,000 shares authorized at December 31, 2021 and December 31, 2020, respectively; 53,577,744 and 43,205,221 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	5	4
Additional paid-in capital	688,156	603,685
Accumulated deficit	(639,525)	(566,196)
Accumulated other comprehensive income	—	—
Total Shareholders' Equity	48,636	37,493
Total Liabilities and Shareholders' Equity	$67,046	$93,742

VYNE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except per share data)

(Unaudited)

	Three months ended December 31		Year ended December 31
	2021	2020	2021	2020
Revenues
Product sales	$2,019	$4,106	$13,824	$10,202
License revenues	—	—	—	10,000
Royalty revenues	273	180	931	791
Total Revenues	2,292	4,286	14,755	20,993

Cost of goods sold	903	534	3,348	1,392

Operating Expenses:
Research and development	5,235	7,838	24,958	43,533
Selling, general and administrative	8,198	17,903	54,481	89,543
Goodwill and in-process research & development impairments	—	—	—	54,345
Contingent Stock Right Remeasurement	—	—	—	84,726
Total Operating Expenses	13,433	25,741	79,439	272,147
Operating Loss	12,044	21,989	68,032	252,546
Interest expense	—	1,161	5,610	4,390
Other expense (income), net	(26)	31	135	(1,110)
Loss Before Income Tax	12,018	23,181	73,777	255,826
Income tax expense (benefit)	(448)	—	(448)	(258)
Net Loss	$11,570	$23,181	$73,329	$255,568

Loss per share basic and diluted	$0.22	$0.55	$1.42	$7.88

Weighted average shares outstanding - basic and diluted	53,526	42,232	51,469	32,418

Non-GAAP Financial Measures

The following tables reconcile non-GAAP financial measures presented in this press release. The Company believes that these non-GAAP financial measures provide management, analysts, investors and other users of the Company’s financial information with meaningful supplemental information regarding the performance of the Company’s business. These non-GAAP financial measures should not be considered superior to, but rather in addition to, other financial measures prepared by the Company in accordance with GAAP, including the year-to-year results. The Company’s method of determining these non-GAAP financial measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies, and the Company does not recommend the sole use of these non-GAAP measures to assess its financial and earnings performance. For reasons noted above, the Company is presenting certain non-GAAP financial measures for the three months and the years ended December 31, 2021 and 2020.

Reconciliation of Net Loss, Adjusted Net Loss and other non-GAAP metrics

The following table provides detailed reconciliations of various other income statement data between GAAP and non-GAAP amounts for the three months and years ended December 31, 2021 and 2020 (in thousands, except per share data):

	Three months ended December 31		Year ended December 31
	2021	2020	2021	2020
Net Loss (GAAP)	(11,570)	(23,181)	(73,329)	(255,568)
Share based compensation expense	1,332	2,953	8,080	18,100
Loss from sale and disposal of fixed assets	93	2,101	93	2,101
Goodwill and in-process research& development impairments	—	—	—	54,345
Contingent Stock Right Remeasurement	—	—	—	84,726
Adjusted Net Loss (non-GAAP)	(10,145)	(18,127)	(65,156)	(96,296)

Research and development expense (GAAP)	5,235	7,838	24,958	43,533
Share based compensation expense	(379)	(819)	(1,714)	(4,746)
Loss from sale and disposal of fixed assets	(93)	(2,101)	(93)	(2,101)
Adjusted Research and development expense (non-GAAP)	4,763	4,918	23,151	36,686

Selling, general and administrative expense (GAAP)	8,198	17,903	54,481	89,543
Share based compensation expense	(953)	(2,134)	(6,366)	(13,354)
Adjusted Selling, general and administrative expense (non-GAAP)	7,245	15,769	48,115	76,189

Total Operating Expenses (GAAP)	13,433	25,741	79,439	272,147
Share based compensation expense	(1,332)	(2,953)	(8,080)	(18,100)
Loss from sale and disposal of fixed assets	(93)	(2,101)	(93)	(2,101)
Goodwill and in-process research& development impairments	—	—	—	(54,345)
Contingent Stock Right Remeasurement	—	—	—	(84,726)
Adjusted Total Operating Expenses	12,008	20,687	71,266	112,875

Total Operating Loss (GAAP)	(12,044)	(21,989)	(68,032)	(252,546)
Share based compensation expense	1,332	2,953	8,080	18,100
Loss from sale and disposal of fixed assets	93	2,101	93	2,101
Goodwill and in-process research& development impairments	—	—	—	54,345
Contingent Stock Right Remeasurement	—	—	—	84,726
Adjusted Total Operating Loss (non-GAAP)	(10,619)	(16,935)	(59,859)	(93,274)

Net loss per common share - basic and diluted (GAAP)	(0.22)	(0.55)	(1.42)	(7.88)
Share based compensation expense	0.02	0.07	0.16	0.56
Loss from sale and disposal of fixed assets	—	0.05	—	0.06
Goodwill and in-process research& development impairments	—	—	—	1.68
Contingent Stock Right Remeasurement	—	—	—	2.61
Adjusted Net loss per share - basic and diluted (non-GAAP)	(0.20)	(0.43)	(1.26)	(2.97)
Weighted average number of common shares outstanding - basic and diluted	53,526	42,232	51,469	32,418